Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aris Water Solutions, Inc.
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2021, relating to the consolidated financial statements of Solaris Midstream Holdings, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

September 23, 2021